SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

As disclosed in its Form 8-K filed on September 5, 2008, Open Text Corporation (“Open Text”) and Captaris, Inc. (“Captaris”) entered into a definitive agreement on September 4, 2008. The agreement provided for the acquisition by Open Text of all of the outstanding shares of Captaris, by way of the merger of a wholly-owned subsidiary of Open Text Inc, which is a wholly owned subsidiary of Open Text, with and into Captaris, upon satisfaction or waiver of certain closing conditions.

On October 31, 2008, the merger was consummated. As a result, Captaris became a privately-held company, wholly-owned by Open Text and its subsidiaries. As a result of this acquisition, Open Text has acquired all of Captaris’s outstanding shares for a total amount of approximately US $131 million.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Open Text Corporation on October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

October 31, 2008	By:	/s/ Paul McFeeters

Paul McFeeters
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Open Text Corporation on October 31, 2008.